EXHIBIT 99.1

Nanophase Reports Stronger First Quarter 2013 Financial Results

Revenue Higher Than Any Quarter of 2012

ROMEOVILLE, Ill., May 1, 2013 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the first quarter, ended March 31, 2013.

Nanophase CEO and President Jess Jankowski commented, "We had a strong first quarter, continuing our improved results. This $3.0 million of revenue exceeded that of any quarter in 2012. Not surprisingly, this improvement shows on the bottom line."

First Quarter 2013 Financial Highlights

  Revenue for the quarter was $3.0 million compared to revenue of $2.4 million for the comparable 2012 quarter, a 24 percent increase. Gross margin was 30% for the first quarter 2013, vs. 23% during the first quarter 2012.

  The net loss for the quarter was $0.5 million, or a loss of $0.02 per share, compared to a net loss of $0.8 million, or $0.04 per share, for the comparable 2012 quarter.

  The Company finished the quarter with approximately $3.6 million in cash and cash equivalents on the balance sheet; the company has no debt.

"While the first quarter is typically a better quarter for Nanophase, I like where we are positioned," continued Jankowski, "we are focused on accelerating our business development, and have been not only developing new products faster, but we also expect them to have stronger value propositions going forward. While we are very pleased with our progress, we still have work to do toward achieving our goal of sustainable, profitable growth. Our next major goal is to see quarterly positive net results that extend into significant, repeatable cash flows."

First Quarter 2013 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's CEO and President, is scheduled for May 2, 2013, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 53290557. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 29, 2013. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

ASSETS	March 31, 2013 (Unaudited)	December 31, 2012

Current assets:
Cash and cash equivalents	$ 3,608,182	$ 4,124,234
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on March 31, 2013 and on December 31, 2012	1,233,517	1,031,405
Other receivables, net	2,002	27,167
Inventories, net	1,021,331	1,138,482
Prepaid expenses and other current assets	359,608	240,870
Total current assets	6,254,640	6,592,158

Equipment and leasehold improvements, net	2,852,563	3,027,671
Other assets, net	29,214	29,829
	$ 9,136,417	$ 9,649,658

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$ 29,148	$ 34,526
Accounts payable	721,358	680,452
Accrued expenses	376,341	484,460
Total current liabilities	1,126,847	1,199,438

Long-term portion of capital lease obligations	33,652	62,755
Long-term deferred rent	635,634	636,628
Asset retirement obligations	155,416	153,967
	824,702	853,350
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,468,162 and 28,458,162 shares issued and outstanding on March 31, 2013 and December 31, 2012	284,682	284,582
Additional paid-in capital	95,584,143	95,512,065
Accumulated deficit	(88,683,957)	(88,199,777)
Total stockholders' equity	7,184,868	7,596,870
	$ 9,136,417	$ 9,649,658
NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2013	2012

Revenue:
Product revenue	$ 2,975,721	$ 2,330,293
Other revenue	3,632	79,045
Total revenue	2,979,353	2,409,338

Operating expense:
Cost of revenue	2,073,098	1,845,651
Gross profit	906,255	563,687

Research and development expense	428,730	399,614
Selling, general and administrative expense	960,668	944,315
Loss from operations	(483,143)	(780,242)
Interest income	317	--
Interest expense	(7,354)	(1,105)
Other, net	6,000	7,225
Loss before provision for income taxes	(484,180)	(774,122)

Provision for income taxes	--	--
Net loss	$ (484,180)	$ (774,122)

Net loss per share-basic and diluted	$ (0.02)	$ (0.04)

Weighted average number of basic and diluted common shares outstanding	28,466,717	21,208,162

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended March 31
	2013	2012
Revenue:
Product revenue, net	$ 2,975,721	$ 2,330,293
Other revenue	3,632	79,045
Total revenue	2,979,353	2,409,338

Operating expense:
Cost of revenue detail:
Depreciation	179,732	200,680
Non-Cash equity compensation	7,597	8,489
Other costs of revenue	1,885,769	1,636,482
Cost of revenue	2,073,098	1,845,651
Gross profit	906,255	563,687

Research and development expense detail:
Depreciation	33,078	32,595
Non-Cash equity compensation	21,174	21,757
Other research and development expense	374,478	345,262
Research and development expense	428,730	399,614

Selling, general and administrative expense detail:
Depreciation and amortization	13,415	20,437
Non-Cash equity compensation	48,231	52,161
Other selling, general and administrative expense	899,022	871,717
Selling, general and administrative expense	960,668	944,315
Loss from operations	(483,143)	(780,242)
Interest income	317	--
Interest expense	(7,354)	(1,105)
Other, net	6,000	7,225
Loss before provision for income taxes	(484,180)	(774,122)
Provision for income taxes	--	--
Net loss	$ (484,180)	$ (774,122)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	7,037	1,105
Addback Depreciation/Amortization	226,225	253,712
Addback Non-Cash Equity Compensation	77,002	82,407

Adjusted EBITDA	$ (173,916)	$ (436,898)
CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708